LIST OF SUBSIDIARIES
                                       0F
                            CAPITAL ASSOCIATES, INC.




Name                                                      Place of Incorporation
- ----                                                      ----------------------

Capital Associates International, Inc.                          Colorado

CAI Equipment Leasing I Corporation                             Colorado

CAI Equipment Leasing II Corporation                            Colorado

CAI Equipment Leasing III Corporation                           Colorado

CAI Equipment Leasng IV Corporation                             Colorado

CAI (Japan), Incorporated                                         Japan

CAI Leasing Canada, Limited                                   Alberta, Canada

CAI Partners Management Company                                 Colorado

CAI Securities Corporation                                      California

Capital Equipment Corporation                                   Colorado

Whitewood Credit Corporation                                    Colorado

CAI Lease Securitization-I Corporation                          Delaware